News Release

For Immediate Release Contact: Bob Lougee (703) 721-3080
Wednesday, October 17, 2007 bob.lougee@usamobility.com

USA Mobility Announces Executive Realignment

Alexandria, VA (October 17, 2007) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging and communications services, today announced several changes to its executive management team.

Thomas L. Schilling, the Company’s chief financial officer, will now serve as chief operating officer and chief financial officer. In addition to his current responsibilities, in his expanded role Schilling will be responsible for information technology, supply chain management, and customer operations and service.

Vincent D. Kelly, president and chief executive officer, stated: “Tom has been a key contributor to USA Mobility’s success over the past three years, and I look forward to working with him in his expanded role.”

Tom Saine, has been promoted to chief technology officer and will oversee all aspects of the Company’s paging network, including operations, planning and rationalization. He will report directly to Kelly. Saine rejoined USA Mobility in August 2007 as vice president of corporate technical operations, and had previously served the Company as vice president, technology and integration through June 2005. Prior to that he had served as chief technology officer of Weblink Wireless. Saine has over 20 years of operations, engineering and technology management experience. “Tom Saine has a strong technology and network operations background, and is the right person to lead our efforts to improve network reliability and rationalize our paging networks,” said Kelly.

Peter Barnett, previously the Company’s chief operating officer, is leaving the Company as part of the realignment. Kelly said: “Peter has been an integral part of USA Mobility’s success over the past three years and we wish him well in his future endeavors.”

About USA Mobility

USA Mobility, Inc., headquartered in Alexandria, Virginia, is a comprehensive provider of reliable and affordable wireless communications solutions to the healthcare, , large enterprise and emergency response sectors. As a single-source provider, USA Mobility’s focus is on the business-to-business marketplace and supplying wireless connectivity solutions to over 70 percent of the Fortune 1000 companies.  The Company operates nationwide networks for both one-way paging and advanced two-way messaging services. In addition, USA Mobility offers mobile voice and data services through Sprint Nextel, including BlackBerry devices and GPS location applications. The Company’s product offerings include customized wireless connectivity systems for the healthcare, government and other campus environments.  USA Mobility also offers M2M (machine-to-machine) telemetry solutions for numerous applications that include asset tracking, utility meter reading and other remote device monitoring applications on a national scale.  For further information visit www.usamobility.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, the ability to continue to reduce operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.

# # #